EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


         Registrant owns 100% of the outstanding stock of the following insurance companies:

Name                                                       State of Formation
----                                                       ------------------

Atlantic States Insurance Company                               Pennsylvania

Southern Insurance Company of Virginia                          Virginia

Pioneer Insurance Company                                       Ohio

Southern Heritage Insurance Company                             Georgia